Exhibit 99.1

Conference Call and Webcast

Today, April 8, 2026 at 11:00 a.m. ET

(800) 715-9871 or +1 (646) 307-1963, conference ID 1613596 or

www.bbgi.com

Replay information provided below

CONTACT:
Heidi Raphael	Ilana Goldstein
Chief Communications Officer	Director, IR & Corp. Dev.
Beasley Broadcast Group, Inc.	Beasley Broadcast Group, Inc.
239/263-5000 or Heidi.raphael@bbgi.com	212/835-8500 or ilana@bbgi.com

BEASLEY BROADCAST GROUP REPORTS FOURTH QUARTER REVENUE OF $53.1 MILLION

NAPLES, Florida, April 8, 2026 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three-month period ended December 31, 2025. For further information, the Company has posted a presentation to its website regarding the fourth quarter highlights and accomplishments that management will review on today’s conference call.

Fourth Quarter Financial Highlights

In millions, except per share data	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2025	2024	2025
Net revenue	$67.3	$53.1	$240.3	$205.9
Operating income (loss)	7.6	(230.0)	13.1	(229.7)
Net loss [1]	(2.1)	(190.1)	(5.9)	(196.5)
Net loss per diluted share [1]	(1.17)	(105.40)	(3.73)	(109.27)
Adjusted EBITDA (non-GAAP)	$10.7	$0.8	$25.8	$10.5

1.
Net loss and net loss per diluted share in the year ended December 31, 2025 include $224.8 million impairment losses related to FCC licenses. Net loss and net loss per diluted share in the year ended December 31, 2024 include a $6.0 million gain on sale of an investment in Broadcast Music, Inc.

Fourth Quarter 2025 Highlights

•
Revenue from new business accounted for 12% of net revenue
•
Local revenue, including digital packages sold locally, accounted for 73% of net revenue
•
Digital revenue increased 9.7% year-over-year to $12.6 million, or 33.6% on a same-station basis
•
Digital revenue accounted for 23.7% of net revenue
•
Digital segment operating margin was 29.4%, or 29.0% on a same-station basis

FY 2025 Highlights

•
Closed the sale of WPBB-FM on September 29, 2025 for $8.0 million and entered into agreements for the sale of our Ft. Myers market assets for $18.0 million, which closed in February 2026
•
Revenue from new business accounted for 13% of net revenue
•
Local revenue, including digital packages sold locally, accounted for 72% of net revenue
•
Digital revenue increased 5.9% year-over-year to $49.5 million, or 21.0% on a same-station basis

Beasley Broadcast Group, 4/8/2026	page 2

•
Digital revenue accounted for 24.0% of net revenue
•
Digital segment operating margin was 23.9%, or 28.8% on a same-station basis

Net revenue during the three months ended December 31, 2025 decreased 21.1% to $53.1 million, or a decrease of 6.8% on a same-station basis excluding $2.7 million of political revenue recorded during the three months ended December 31, 2024. This performance reflects persistent weakness in the traditional agency advertising market that was partially offset by the continued expansion of our high-margin, owned-and-operated direct digital revenues.

Beasley recorded an operating loss of approximately $230.0 million in the fourth quarter of 2025, compared to operating income of $7.6 million in the fourth quarter of 2024, driven primarily by a non-cash FCC license impairment charge of $224.8 million, reflecting the company's updated assessment of the fair value of its broadcast licenses in light of continued secular pressures on the radio industry, as well as $1.7 million in other operating expenses. Excluding these non-cash and non-recurring items, adjusted operating loss was approximately $3.4 million, compared to adjusted operating income of $7.6 million in the prior year quarter, with the decline reflecting lower total revenue, partially offset by continued expense reductions, which have exceeded $30 million in annualized cost reductions over the last 18 months. Interest expense totaled $3.3 million in the fourth quarter of 2025, consistent with prior periods, resulting in a net loss of approximately $189.2 million, or $104.87 per diluted share, compared to a net loss of $2.1 million, or $1.17 per diluted share, in the fourth quarter of 2024.

Adjusted EBITDA was $0.8 million in the fourth quarter of 2025, compared to $10.7 million in the fourth quarter of 2024.

Please refer to the “Reconciliation of Net Loss to Adjusted EBITDA and EBITDA per Indenture” table at the end of this release.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said:

“2025 was a year of meaningful transformation for Beasley. Against a persistently challenging advertising environment — marked by continued secular pressure on traditional audio and the ongoing contraction of agency-driven revenue channels — we made tangible progress reshaping this company for long-term value creation. Our digital business delivered record performance, with digital revenue representing approximately 24% of net revenue, up from roughly 19% of net revenue in 2024, and digital segment operating margins reached record levels as our continued shift toward owned-and-operated and programmatic products gained traction across our markets.”

“Operationally, we have fundamentally restructured the cost profile of this business. Over the past 18 months, we have executed approximately $30 million in annualized cost reductions — permanent, structural changes that reflect a leaner and more focused organization built for today's revenue environment.”

“We also took deliberate steps to strengthen our balance sheet and sharpen our portfolio. The sale of WPBB in Tampa, which closed in the third quarter of 2025, and the subsequent sale of our Fort Myers market earlier this year, together generated approximately $26 million in proceeds and reflect our continued focus on concentrating capital behind our highest-performing, highest-potential assets.”

“Building on this progress, we recently announced a debt exchange transaction with our second lien bondholders, pursuant to which we expect to reduce our second lien debt by approximately 50% and repay roughly $15 million of our first lien debt. Upon completion of the transaction, which is subject to bondholder participation and expected to close by the end of April, we anticipate total outstanding debt will be reduced to approximately $110 million from $220 million today. We believe this transaction will meaningfully strengthen our balance sheet, enhance financial flexibility, and better position the Company to execute on its strategic priorities. Following its completion, our focus will shift toward further deleveraging through EBITDA growth and continued portfolio optimization.”

“We remain focused on what we can control — our cost structure, our digital roadmap, our direct local revenue relationships, and the strength of our brands in every market we serve.”

Beasley Broadcast Group, 4/8/2026	page 3

Conference Call and Webcast Information

The Company will host a conference call and webcast today, April 8, 2026 at 11:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial (800) 715-9871 or +1 (646) 307-1963 conference ID 1613596 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Tuesday, April 8, 2026. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

The Company is a multi-platform media company whose primary business is operating radio stations throughout the United States. The Company offers local and national advertisers integrated marketing solutions across audio, digital and event platforms. The Company owns and operates 49 AM and FM stations in the following large- and mid-size markets in the United States: Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Las Vegas, NV, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Philadelphia, PA, and Tampa-Saint Petersburg, FL. Approximately 18 million consumers listen to the Company’s radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, X, text, apps and email. For more information, please visit www.bbgi.com.

For further information, or to receive future Beasley Broadcast Group news announcements via e-mail, please contact Beasley Broadcast Group, at 239-263-5000 or ir@bbgi.com.

Definitions

EBITDA is defined as net income (loss) before interest income or expense, income tax expense or benefit, depreciation, and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain, non-operating or other items that we believe are not indicative of the performance of our ongoing operations, such as impairment losses, other income or expense, one-time severance expense, stock-based compensation or equity in earnings of unconsolidated affiliates. See “Reconciliation of Net Loss to Adjusted EBITDA” for additional information.

Adjusted EBITDA is a measure widely used in the media industry. The Company recognizes that because Adjusted EBITDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that Adjusted EBITDA provides meaningful information to investors because it is an important measure of how effectively we operate our business and assists investors in comparing our operating performance with that of other media companies.

EBITDA per Indenture refers to EBITDA as defined by our creditors. The Company recognizes that because EBITDA per Indenture is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that EBITDA per Indenture provides meaningful information to investors because it reflects how our creditors are benchmarking our performance.

Same-station revenue and same station operating expenses exclude revenue or operating expenses, as applicable, from all divestitures and other operations that were exited in the prior 12 months. These measures provide investors with a clearer view of core business performance by eliminating the impact of portfolio changes and enabling more meaningful year-over-year comparisons. By isolating the performance of continuing operations, same station results offer greater transparency into underlying trends, operational execution, and the effectiveness of strategic initiatives.

New business revenue is defined as revenue from an advertiser that has not advertised in the prior 13 months before the start of the current quarter.

Beasley Broadcast Group, 4/8/2026	page 4

Note Regarding Forward-Looking Statements

Words or expressions such as “looking ahead,” “intends,” “believes,” “expects,” “seek,” “will,” “should” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•
our ability to comply with the continued listing standards of Nasdaq, remain listing on Nasdaq and make periodic filings with the SEC;
•
risks from health epidemics, natural disasters, terrorism, and other catastrophic events;
•
adverse effects of inflation;
•
external economic forces and conditions that could have a material adverse impact on our advertising revenues and results of operations;
•
the ability of our stations to compete effectively in their respective markets for advertising revenues;
•
our ability to develop compelling and differentiated digital content, products and services;
•
audience acceptance of our content, particularly our audio programs;
•
our ability to adapt or respond to changes in technology, standards and services that affect the audio industry;
•
our dependence on federally issued licenses subject to extensive federal regulation;
•
actions by the Federal Communications Commission (“FCC”) or new legislation affecting the audio industry;
•
increases in royalties we pay to copyright owners or the adoption of legislation requiring royalties to be paid to record labels and recording artists;
•
our dependence on selected market clusters of stations for a material portion of our net revenue;
•
credit risk on our accounts receivable;
•
impairment of our FCC licenses;
•
our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends, and our ability to continue as a going concern;
•
our history of operating losses and ability to continue as a going concern;
•
our ability to pay regular dividends;
•
the potential effects of hurricanes, extreme weather and other climate change conditions on our corporate offices and stations;
•
the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;
•
modifications or interruptions of our information technology infrastructure and information systems;
•
the loss of key executives and other key employees;
•
our ability to identify, consummate and integrate acquired businesses and stations;
•
the fact that our Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of our Company; and
•
other economic, business, competitive, and regulatory factors, such as the ongoing U.S. government shutdown, affecting our businesses, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC at www.sec.gov, or our website at www.bbgi.com. All information in this release is as of

Beasley Broadcast Group, 4/8/2026	page 5

April 8, 2026, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations, except as required by law.

Beasley Broadcast Group, 4/8/2026	page 6

BEASLEY BROADCAST GROUP, INC.

Condensed Consolidated Statements of Net Loss - Unaudited

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2025	2024	2025
Net revenue	$67,285,492	$53,050,405	$240,291,611	$205,939,627
Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	53,233,833	50,538,991	201,768,757	186,615,256
Corporate expenses (including stock-based compensation)	4,688,478	4,414,378	17,272,696	14,364,287
Depreciation and amortization	1,780,438	1,560,417	7,236,060	6,331,852
FCC licenses impairment losses	—	224,815,149	—	224,815,149
Goodwill impairment loss	—	—	922,000	—
Other operating expenses	—	1,749,525	—	3,487,147
Total operating expenses	59,702,749	283,078,460	227,199,513	435,613,691
Operating income (loss)	7,582,743	(230,028,055)	13,092,098	(229,674,064)
Non-operating income (expense):
Interest expense	(3,460,070)	(3,279,355)	(21,233,027)	(13,233,800)
Debt issuance expenses	(5,982,414)	—	(5,982,414)	—
Gain on repurchase of long-term debt	—	—	—	525,000
Gain on sale of investment	—	—	6,026,776	—
Other income (expense), net	247,413	95,241	799,558	1,160,535
Loss before income taxes	(1,612,328)	(233,212,169)	(7,297,009)	(241,222,329)
Income tax expense (benefit)	451,058	(43,056,867)	(1,344,961)	(44,655,757)
Loss before equity in earnings of unconsolidated affiliates	(2,063,386)	(190,155,302)	(5,952,048)	(196,566,572)
Equity in earnings of unconsolidated affiliates, net of tax	4,754	6,260	64,790	16,831
Net loss	$(2,058,632)	$(190,149,042)	$(5,887,258)	$(196,549,741)
Basic and diluted net loss per Class A and Class B common share	$(1.17)	$(105.40)	$(3.73)	$(109.27)
Basic and diluted weighted-average common shares outstanding	1,754,092	1,804,041	1,579,744	1,798,760

Selected Balance Sheet Data - Unaudited

(in thousands)

	December 31,	December 31,
	2024	2025
Cash and cash equivalents	$13,773	$9,937
Working capital	16,303	230
Total assets	549,207	299,288
Long-term debt, net of unamortized debt issuance costs	247,118	235,287
Stockholders' equity (deficit)	$147,220	$(49,330)

Selected Statement of Cash Flows Data – Unaudited

	Twelve months ended
	December 31,
	2024	2025
Net cash used in operating activities	$(3,711,785)	$(8,468,895)
Net cash provided by investing activities	4,322,076	5,637,489
Net cash used in financing activities	(13,571,492)	(1,004,531)
Net decrease in cash and cash equivalents	$(12,961,201)	$(3,835,937)

Beasley Broadcast Group, 4/8/2026	page 7

Reconciliation of Net Loss to Adjusted EBITDA and EBITDA per Indenture – Unaudited

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2025	2024	2025
Net loss	$(2,058,632)	$(190,149,042)	$(5,887,258)	$(196,549,741)
Interest expense	3,460,070	3,279,355	21,233,027	13,233,800
Income tax expense (benefit)	451,058	(43,056,867)	(1,344,961)	(44,655,757)
Depreciation and amortization	1,780,438	1,560,417	7,236,060	6,331,852
EBITDA	3,632,934	(228,366,137)	21,236,868	(221,639,846)
Severance expenses	1,195,411	426,609	3,696,913	2,441,345
Non-recurring expenses	—	535,592	—	1,127,985
Stock-based compensation expenses	120,034	(24,605)	893,292	202,802
FCC licenses impairment losses	—	224,815,149	—	224,815,149
Goodwill impairment loss	—	—	922,000	—
Debt issuance expenses	5,982,414	815,000	5,982,414	815,000
Other operating expenses	—	2,710,525	—	4,448,147
Gain on repurchase of long-term debt	—	—	—	(525,000)
Gain on sale of investment	—	—	(6,026,776)	—
Other income, net	(247,413)	(95,241)	(799,558)	(1,160,535)
Equity in earnings of unconsolidated affiliates, net of tax	(4,754)	(6,260)	(64,790)	(16,831)
Adjusted EBITDA	10,678,626	810,632	25,840,363	10,508,216
Non-recurring restructuring and reformatting expenses	—	—	760,637	—
Contract services	92,602	—	275,936	—
Non-cash trade agreements	42,954	—	414,564	(349,504)
Property and franchise taxes	555,703	258,314	1,970,371	1,659,321
Pro-forma cost savings	1,136,989	106,895	2,926,187	1,198,835
EBITDA per Indenture	$12,506,874	$1,175,841	$32,188,058	$13,016,868

Calculation of Same Station Net Revenue and Operating Expenses – Unaudited

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2025	2024	2025
Net revenue	$67,285,492	$53,050,405	$240,291,611	$205,939,627
Atlanta	—	—	(965)	—
Wilmington	—	—	(55,117)	—
Digital	(2,035,625)	20,200	(9,675,572)	(4,897,784)
Outlaws	(1,932)	—	(204,890)	—
Same station net revenue	$65,247,935	$53,070,605	$230,355,067	$201,041,843

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2025	2024	2025
Operating expenses	$53,233,833	$50,538,991	$201,768,757	$186,615,256
Atlanta	(3,870)	—	(97,014)	—
Wilmington	—	—	(58,060)	—
Digital	(2,287,767)	(32,670)	(11,792,818)	(5,934,976)
Outlaws	700	—	(903,197)	—
Same station operating expenses	$50,942,896	$50,506,321	$188,917,668	$180,680,280

Beasley Broadcast Group, 4/8/2026	page 8

Calculation of Same Station Audio Net Revenue and Audio Operating Expenses – Unaudited

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2025	2024	2025
Audio net revenue	$55,813,152	$40,464,755	$193,561,279	$156,467,315
Atlanta	—	—	(965)	—
Wilmington	—	—	(55,117)	—
Same station audio net revenue	$55,813,152	$40,464,755	$193,505,197	$156,467,315

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2025	2024	2025
Audio operating expenses	$43,156,449	$41,600,663	$160,575,045	$148,954,220
Atlanta	(3,870)	—	(97,014)	—
Wilmington	—	—	(58,060)	—
Same station audio operating expenses	$43,152,579	$41,600,663	$160,419,971	$148,954,220

Calculation of Same Station Digital Net Revenue and Digital Operating Expenses – Unaudited

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2025	2024	2025
Digital net revenue	$11,472,340	$12,585,650	$46,730,332	$49,472,312
Digital	(2,035,625)	20,200	(9,675,572)	(4,897,784)
Outlaws	(1,932)	—	(204,890)	—
Same station digital net revenue	$9,434,783	$12,605,850	$36,849,870	$44,574,528

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2025	2024	2025
Digital operating expenses	$10,077,384	$8,938,328	$41,193,712	$37,661,036
Digital	(2,287,767)	(32,670)	(11,792,818)	(5,934,976)
Outlaws	700	—	(903,197)	—
Same station digital operating expenses	$7,790,317	$8,905,658	$28,497,697	$31,726,060